CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 19, 1993, included in Anacomp, Inc.'s Form 10-K for the year ended September 30, 1993, and to all references to our Firm included in this registration statement.


                      ARTHUR ANDERSEN & CO.

/s/ Arthur Andersen & Co.
Indianapolis, Indiana,
April 22, 1994